Exhibit 10

AMENDMENT TO
EMPLOYMENT AGREEMENT

     AMENDMENT made as of this 6th day of March, 2003 to the Employment Agreement dated as of October 30, 1998 (the “Employment Agreement”), by and between Florida East Coast Industries, Inc. (“FECI”), a Florida corporation, and Robert W. Anestis (the “Executive”).

W I T N E S S E T H:

     WHEREAS, FECI and the Executive have previously entered into the Employment Agreement; and

     WHEREAS, FECI and the Executive desire to extend and amend the Employment Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.     Section 1 of the Employment Agreement is hereby amended by replacing “December 31, 2003” with “December 31, 2005.”

     2.     Section 2(b)(viii) of the Employment Agreement is hereby amended by adding the following language at the end thereof:

“The Company shall provide the Executive (including coverage for Executive’s spouse and dependents) with medical benefits by paying the premiums on the policy currently maintained by the Executive.”

     3.     Section 4(d) of the Employment Agreement is amended by adding the following language at the end thereof:

“Notwithstanding the provisions of Section 2(b)(iv), (v) and (vi) or any other contrary provision herein or in any option grant or agreement, if FECI shall terminate the Executive’s employment other than for Cause, death or Disability or the Executive shall terminate employment for Good Reason, (I) each outstanding stock option then held by the Executive (including, without limitation, any stock option granted pursuant to Section 2(b)(iv) and (v)) shall immediately become fully vested and shall remain exercisable for a period of five (5) years following such event, but in no event beyond the stated term of such option and (II) the restriction period on each share of restricted stock then held by the Executive (including, without limitation, any restricted stock granted pursuant to Section 2(b)(iii)) shall lapse immediately. All agreements relating to your stock options or restricted stock shall be deemed amended to the extent inconsistent with the foregoing. For purposes of this provision, a termination of the Executive’s employment other than for Cause shall include a termination of employment upon expiration of the Agreement or any extension thereof (whether by restatement, replacement or renewal) whether such expiration occurs at the election of FECI or the Executive.”

     4.     Except as expressly set forth herein, all other provisions of the Employment Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

FLORIDA EAST COAST INDUSTRIES, INC

By:

Name: Heidi J. Eddins
Title: Executive Vice President, Secretary & General Counsel

Robert W. Anestis

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